Exhibit 10.1

FIRST AMENDMENT AGREEMENT

FIRST AMENDMENT AGREEMENT (this “Agreement”) dated as of November 9, 2005 by and between Memry Corporation (the “Borrower”), a Delaware corporation, and Webster Business Credit Corporation (the “Lender”), amending a certain Credit and Security Agreement dated as of November 9, 2004 by and between the Borrower and the Lender (as amended and in effect from time to time, the “Credit Agreement”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Credit Agreement, the Lender has made and continues to make revolving loans to the Borrower; and

WHEREAS, the Borrower have requested, among other things, that the Lender amend certain terms of the Credit Agreement; and

WHEREAS, the Lender is willing to, among other things, amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements. All of the Borrower’s obligations and liabilities to the Lender as evidenced by or otherwise arising under the Credit Agreement, the Notes and the Other Documents, except as otherwise expressly modified in this Agreement upon the terms set forth herein, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off of defense of any kind exists or is outstanding with respect to such obligations and liabilities.

§3. Representations and Warranties. All of the representations and warranties made by the Borrower in the Credit Agreement, the Notes and the Other Documents are true and correct on the date hereof as if made on and as of the date hereof, except (i) to the extent that any of such representations and warranties relate by their terms to a prior date, (ii) for matters previously disclosed to the Lender in writing or in form 10-k, 10-Q or 8-k filed with the Securities and Exchange Commission, and (iii) for deviations not, in the aggregate, having or reasonably likely to have a material adverse effect on the Borrower and its assets.

§4. Conditions Precedent. Except as set forth below, the effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent (which conditions the Lender acknowledges have been satisfied on the date hereof):

(a) The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Notes and the Other Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein, including, without limitation, the delivery and procurement of the mortgage modification agreements, title insurance endorsements within the time periods set forth herein.

(b) The Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Credit Agreement, the Notes and the Other Documents.

The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this §6 or any other provisions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

§7. Expenses. The Borrower agrees to pay to the Lender upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Lender in connection with the preparation of this Agreement.

§8. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(b) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Agreement.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Joseph J. Zautra
Its: Vice President

MEMRY CORPORATION

By:	/s/ Robert P. Belcher
Its: SVP

The undersigned Guarantor consents to the terms contained herein and further acknowledge and affirm that its Guarantee remains unmodified and in full force and effect:

PUTNAM PLASTICS COMPANY LLC

By:	/s/ James G. Binch
Name: James G. Binch Title: President